Exhibit 4.1

EXECUTION VERSION

BUHRMANN US INC.,

as Issuer,

BUHRMANN N.V.,

and

the other GUARANTORS named herein,

as Guarantors,

and

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of July 1, 2004

$150,000,000

8 1/4% Senior Subordinated Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 13.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
314(a)	4.06(a), 4.19; 13.02
(b)	N.A.
(c)(1)	7.02; 13.04; 13.05
(c)(2)	7.02; 13.04; 13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.05
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(c)	13.01

N.A. means Not Applicable

Note:        This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

i

v

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

INDENTURE dated as of July 1, 2004 among BUHRMANN US INC., a Delaware corporation (the “Company”), as issuer, Buhrmann N.V., a public company with limited liability under the laws of the Netherlands (“Parent”), and each of the other Guarantors named herein, as Guarantors, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of 8 1/4% Senior Subordinated Notes due 2014 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.            Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at and prior to the time such Person becomes a Restricted Subsidiary of Parent or at the time it merges or consolidates with or into Parent or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person; provided that such Indebtedness shall not have been incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Parent or such acquisition, merger or consolidation.

“Additional Interest” has the meaning given to such term in the Registration Rights Agreement.

“Additional Securities” means any securities originally issued under the terms of this Indenture after the Issue Date in addition to the Initial Securities (but, for the avoidance of doubt, excluding any Securities issued pursuant to Sections 2.07, 2.10, 2.15(d) or 3.06).

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under its Guarantee), excluding Indebtedness in respect of its Guarantee, as they become absolute and matured.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of: (1) 1.0% of the principal amount of the Securities; or (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Securities at July 1, 2009 (such redemption price being set forth in Paragraph 6 of the Securities) plus (ii) all required interest payments due on the Securities through July 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Securities, if greater.

“Asset Acquisition” means (1) an Investment by Parent or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into Parent or any Restricted Subsidiary, or (2) the acquisition by Parent or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other assets of such Person other than in the ordinary course of business.

“Asset Sale” means any Transfer by Parent or any of its Restricted Subsidiaries of (x) any Equity Interests of any Restricted Subsidiary or (y) any other assets of Parent or any Restricted Subsidiary other than sales of inventory in the ordinary course of business; provided that the term “Asset Sale” shall not include any of the following:

(a)           any Transfer between or among Parent and/or one or more Restricted Subsidiaries;

(b)           any transaction or series of related transactions for which Parent and its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million;

(c)           any Transfer covered by, and made in compliance with Section 5.01;

(d)           sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

(e)           surrender or waiver of contract rights or settlement of claims;

(f)            Liens not prohibited by this Indenture;

(g)           the Transfer of Cash Equivalents;

(h)           any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

(i)            the lease or sublease of any real or personal property in the ordinary course of business;

(j)            the licensing of intellectual property in the ordinary course of business;

(k)           any Restricted Payment permitted by Section 4.11; and

(l)            Permitted Investments.

“Australian Subsidiary” shall mean Corporate Express Australia Ltd. (or any successor) or any of its Subsidiaries.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means (1) with respect to Parent, (x) for purposes of the definitions of “Change of Control,” “Continuing Directors” and “Independent Financial Advisor,” its board of supervisory directors and (y) for all other purposes, its board of managing directors and (2) with respect to any other Person, the board of directors or similar governing body of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(a)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(b)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1)           cash;

(2)           debt securities denominated in euro, pounds sterling, Swiss francs, Canadian dollars or U.S. dollars, as applicable, to be issued or directly and fully guaranteed or insured by the government of a Participating Member State (on the Issue Date), the U.K., Switzerland, Canada or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;

(3)           debt securities denominated in euro, pounds sterling, Swiss francs, Canadian dollars or U.S. dollars which have not more than twelve months to final maturity, are not convertible into any other form of security, are rated P-1 by Moody’s or A-1 by Standard & Poor’s and are not issued or guaranteed by Parent or any of its Subsidiaries;

(4)           commercial paper denominated in euro, pounds sterling, Swiss francs, Canadian dollars or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P-1 from Moody’s and A-1 from Standard & Poor’s;

(5)           certificate of deposit denominated in euro, pounds sterling, Swiss franc, Canadian dollars or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State (on the Issue Date) in the United Kingdom, Switzerland, Canada or the United States, provided that the bank is rated P-1 by Moody’s or A-1 by Standard & Poor’s;

(6)           any cash deposit denominated in euro, pounds sterling, Swiss francs, Canadian dollars or U.S. dollars with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is a least Aa3 by Moody’s or AA by Standard & Poor’s;

(7)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) above entered into with any bank or financial institution meeting the qualifications specified in clause (6) above; and

(8)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (7) above.

“Change of Control” means the occurrence of one or more of the following events (whether or not otherwise in compliance with the provisions of this Indenture):

(a)           any transaction (including any merger or consolidation) shall be consummated after which any Person or Group, together with any Affiliates thereof, shall become the owner, directly or indirectly, beneficially or of record, of Equity Interests representing 50% or more of the aggregate ordinary voting power of the Equity Interests of Parent; provided that (x) such ownership by Stichting B solely by reason of the issuance of Parent’s Preference Shares B pursuant to Section 4.10(b)(xi) shall not result in a Change of Control under this clause (a) so long as Stichting B Continuing Directors shall not cease to constitute a majority of the executive committee of Stichting B and (y) ownership of record of Parent’s Preference Shares A by Stichting shall not result in a Change of Control under this clause (a) so long as the Stichting A Continuing Directors shall not cease to constitute a majority of the executive committee of Stichting A;

(b)           Parent shall cease to own, directly or indirectly, beneficially and of record, 100% of the Equity Interests of the Company;

(c)           the approval by the holders of Equity Interests of Parent of any plan or proposal for the liquidation or dissolution of Parent; or

(d)           Continuing Directors cease to constitute a majority of the Board of Directors of Parent.

For purposes of this definition, “Group” means a group for purposes of Section 13(d) of the Exchange Act, and “beneficial” ownership has the meaning under Rule 13d-3 under the Exchange Act.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(a)           Consolidated Net Income; and

(b)           to the extent Consolidated Net Income has been reduced thereby:

(i)            all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(ii)           Consolidated Interest Expense;

(iii)          Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(iv)          cash dividends on Designated Preferred Stock for such period;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(b)           any asset sales or other dispositions outside the ordinary course of business or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  The foregoing adjustments shall be made with respect to any such incurrences, repayments, asset sales or other dispositions or Asset Acquisitions by any Person that becomes a Restricted Subsidiary, or any Restricted Subsidiary that ceases to be a Restricted Subsidiary, as the case may be, at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(a)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(b)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Hedging Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a)           Consolidated Interest Expense; plus

(b)           without duplication the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Equity Interests) paid during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(a)           the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:  (a) any amortization of debt discount; (b) the net costs under Interest Hedging Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation (but excluding amortization or write-off of debt issuance costs); and

(b)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” with respect to any Person as of any date of determination means, the ratio of (1) consolidated Indebtedness of such person as of the end of the most recent fiscal quarter for which internal financial statements are available to (2) the aggregate amount of the Consolidated EBITDA of such Person during the four full fiscal quarters ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio for which financial statements are available, in each with such pro forma adjustments to consolidated Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(a)           after-tax gains and losses from Asset Sales (without regard to the exceptions in clauses (2) and (4) in the proviso of the definition thereof) or abandonments or reserves relating thereto;

(b)           after-tax items classified as extraordinary or nonrecurring gains or losses;

(c)           the net income (or loss) of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(d)           the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

(e)           the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(f)            any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(g)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued but excluding Parent’s information systems division);

(h)           the cumulative effect of a change in accounting principles;

(i)            one-time non-cash compensation charges; and

(j)            in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

provided further that any cash dividends on Designated Preferred Stock for such period shall decrease Consolidated Net Income.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Director” means a director who either was a member of the Board of Directors of Parent on the Issue Date or who became a director of Parent subsequent to the Issue Date and whose election, or nomination for election by Parent’s stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of Parent, either by a specific vote or by approval of the proxy statement issued by Parent on behalf of the entire Board of Directors of Parent in which such individual is named as nominee for director.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Credit Agreement dated as of December 23, 2003, between Parent, the Company, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG London, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of Parent as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency/Commodity Hedging Agreement” means any agreement entered into between the Parent or any Restricted Subsidiary of the Parent and a bank or financial institution in respect of any currency swap agreements, commodity agreements or other similar agreements or arrangements.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Preferred Stock” means preferred stock that is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3) and are not used for purposes of Section 4.11(b)(iv) or (v).

“Designated Senior Debt” means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by Parent.

“Disqualified Equity Interests” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date which is 91 days after the final maturity date of the Securities.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person, any warrants, options or other options to purchase or acquire such Capital Stock and any securities convertible into or exchangeable for such Capital Stock.

“Equity Offering” means any issuance and sale of Qualified Equity Interests of Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors of Parent acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Parent delivered to the Trustee.  For purposes of Section 4.11, fair market value (other than of any asset with a public trading market) in excess of $25.0 million shall be determined by an Independent Financial Advisor.

“GAAP” means generally accepted accounting principles in the Netherlands as consistently applied by Parent for all applicable periods, which are in effect as of the Issue Date. At any time after the Issue Date, the Parent, if required by applicable law to adopt International Financial Reporting Standards (“IFRS”), may elect to apply for all purposes of the Indenture IFRS, in lieu of GAAP, and, upon any such election, references therein to GAAP shall be construed to mean IFRS, provided that (1) any such election once made shall be irrevocable, (2) all financial statements and reports required to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS.

“Global Security” shall mean one or more Regulation S Global Securities and 144A Global Securities.

“Guarantee” means a guarantee, by a Guarantor pursuant to the provisions of this Indenture of (x) the Company’s obligations under this Indenture and the Securities and (y) each other such guarantee.

“Guarantor Senior Debt” means, with respect to any Guarantor:  the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor.  Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(x)            all monetary obligations (including guarantees thereof) of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(y)           all Interest Hedging Agreements (and guarantees thereof); and

(z)            all obligations (and guarantees thereof) under Currency/Commodity Hedging Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(a)           any Indebtedness of such Guarantor to Parent or any of its Subsidiaries;

(b)           Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

(c)           obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(d)           Indebtedness represented by Disqualified Equity Interests;

(e)           any liability for taxes owed or owing by such Guarantor;

(f)            that portion of any Indebtedness incurred in violation of Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(g)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(h)           any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Guarantors” means: (1) Parent, (2) ASAP Software Express, Inc., BTOP USA Corp., BTOPI Holding (U.S.), Buhrmann Swaps, Inc., Corporate Express Document & Print Management, Inc., Corporate Express Office Products, Inc., CE Philadelphia Real Estate, Inc., Corporate Express Promotional Marketing, Inc., Corporate Express Real Estate, Inc., Corporate Express of Texas, Inc., Corporate Express, Inc., License Technologies Group, Inc., Moore Labels, Inc., Buhrmann Financieringen B.V., Buhrmann Fined B.V., Buhrmann II B.V., Buhrmann International B.V., Buhrmann Nederland B.V., Buhrmann Nederland Holding B.V., Tetterode-Nederland B.V., Veenman B.V. (formerly known as Corporate Express

Document Automatisering B.V.), Buhrmann Office Products Nederland B.V., Buhrmann Europcenter N.V., Buhrmann Luxembourg S.á.r.l. and (3) each Restricted Subsidiary of Parent that, after the date of this Indenture, executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(a)           all indebtedness of such Person for borrowed money;

(b)           all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)           all Capitalized Lease Obligations of such Person;

(d)           all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(e)           all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(f)            guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below, other than Standard Securitization Undertakings;

(g)           all obligations of any other Person of the type referred to in clauses (a) through (f) that are secured by any Lien on any asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such asset or the amount of the Obligation so secured;

(h)           all obligations under Currency/Commodity Hedging Agreements, Interest Hedging Agreements and other hedging arrangements of such Person; and

(i)            all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of any Indebtedness outstanding as of any date will be the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and the principal amount of the Indebtedness, in the case of any other Indebtedness.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm:  (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent; and (2) which, in the judgment of the Board of Directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., BNP Paribas Securities Corp. and ING Bank N.V.

“Initial Securities” means the Company’s 8 1/4% Senior Subordinated Notes due 2014 issued on the Issue Date (and any Securities issued in respect thereof pursuant to Section 2.07, 2.10, 2.15(d) or 3.06).

“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to the Securities, interest and any Additional Interest on the Securities.

“Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

“Interest Hedging Agreement” means any agreement entered into between the Parent or a Restricted Subsidiary of the Parent and a bank or financial institution in respect of any interest rate swap, currency swap, foreign exchange contracts, cap, floor, collar or optional transaction or any other treasury transaction or any combination of it or any other transaction entered into in connection with protection against or benefit from fluctuating in any rate or price.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.  “Investment” shall exclude extensions of trade credit by Parent and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Parent or such Restricted Subsidiary, as the case may be.  If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Parent such that, after giving effect to any such sale or disposition, Parent no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.  Other than in the case of any designation of an Australian Subsidiary, upon designation of any Subsidiary as an Unrestricted Subsidiary in accordance with the definition thereof, Parent shall be deemed to have made an Investment equal to the fair market value of such Subsidiary at that time.

“Issue Date” means July 1, 2004, the date of original issuance of the Securities.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by Parent or any of its Subsidiaries in connection with a Qualified Receivables Transaction.

“Maturity Date” means July 1, 2014.

“Net Cash Proceeds” means

(A)          with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Parent or any of its Restricted Subsidiaries from such Asset Sale, net of:

(i)            reasonable out-of-pocket fees and expenses relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(ii)           taxes paid or payable with respect to such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(iii)          repayment of Indebtedness that is secured by the assets that are the subject of such Asset Sale; and

(iv)          appropriate amounts to be provided by Parent or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(B)           with respect to any issuance and sale of Equity Interests or any capital contribution, the proceeds in the form of cash or Cash Equivalents received by Parent therefrom, net of out-of-pocket fees and expenses, including underwriting commissions and discounts and any other investment banking fees in respect thereof.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Guarantor at the time of determination.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, and all guarantees of any of the foregoing.

“Offering Memorandum” means the offering memorandum of the Company and the Guarantors dated June 28, 2004 relating to the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company satisfying the requirements of Section 13.05.

“144A Global Security” means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel which opinion and counsel are reasonably acceptable to the Trustee satisfying the requirements of Section 13.05.

“Parent” means Buhrmann N.V., a Dutch limited liability company, and its successors.

“Participating Member State” means each state so described in any European Monetary Union legislation.

“Permitted Investments” means:

(a)           loans made pursuant to Section 4.10(b)(vi) or (vii);

(b)           Investments (other than loans) in the Company or any Guarantor or any Person that will become immediately after such Investment the Company or a Guarantor or that will merge or consolidate into the Company or a Guarantor;

(c)           Investments by Parent or any Restricted Subsidiary in any Restricted Subsidiary;

(d)           investments in cash and Cash Equivalents;

(e)           loans and advances to employees and officers of Parent and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10.0 million at any one time outstanding;

(f)            Interest Hedging Agreements in compliance with Section 4.10(b)(iv) and Currency/Commodity Hedging Agreements in compliance with Section 4.10(b)(v);

(g)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)           Investments made by Parent or any Restricted Subsidiary as a result of consideration received in an Asset Sale made in compliance with Section 4.13;

(i)            any Investment by the Company or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with a Qualified Receivables Transaction; provided that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction;

(j)            accounts receivable created or acquired in the ordinary course of business;

(k)           guarantees permitted by Section 4.10(b)(xiv);

(l)            Investments, payment for which consists exclusively of Qualified Equity Interests of Parent;

(m)          Investments in Unrestricted Subsidiaries made after the Issue Date in an aggregate amount not to exceed $25.0 million at any one time outstanding;

(n)           Investments in Permitted Joint Ventures in an aggregate amount not to exceed $25.0 million at any one time outstanding; and

(o)           additional Investments not to exceed $75.0 million at any one time outstanding.

“Permitted Joint Venture” means an entity characterized as a joint venture (however structured) engaged in a business in which Parent and its Subsidiaries are engaged on the date of this Indenture and in which Parent or a Restricted Subsidiary (a) owns at least 20% of the ownership interest or (b) has the right to receive at least 20% of the profits or distributions; provided that such joint venture is not a Subsidiary.

“Permitted Liens” means the following types of Liens:

(a)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Parent or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(b)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(c)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(e)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(f)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Parent or any of its Restricted Subsidiaries, including rights of offset and set-off; and

(g)           bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by Parent or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legends initially set forth on the Securities in the form set forth in Exhibit B.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that occurred during the Four Quarter Period that were (1) directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture or (2) implemented by the business that was the subject of any such Asset Acquisition within one year of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (except to the extent capitalized on Parent’s consolidated balance sheet) incurred or to be incurred during the Four Quarter Period in order to achieve such reduction in costs.

“Purchase Money Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets).

“Qualified Equity Interests” means any Equity Interests other than (1) any Disqualified Equity Interests and (2) any debt securities convertible into or exchangeable for Capital Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, any Guarantor or any Receivables Subsidiary pursuant to which the Company, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or any Guarantor) and (b) any other Person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Company or any Guarantor which arose in the ordinary course of business of the Company or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Parent which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Parent (as provided below) as a Receivables Subsidiary (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise, (1) is guaranteed by Parent or any other Subsidiary of Parent (excluding Standard Securitization Undertakings), (2) is recourse to or obligates Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings, or (3) subjects any asset of Parent or any other Subsidiary of Parent to the satisfaction thereof, other than Standard Securitization Undertakings, (b) with which neither Parent nor any other Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions or those related to the remitting of the proceeds received from a Qualified Receivables Transaction by such Wholly Owned Restricted Subsidiary to the Parent or one or more Guarantors in the form of payments by such Wholly Owned Restricted Subsidiary of the purchase price of accounts receivables acquired from the Parent or any Guarantor, and (c) with which neither Parent nor any other Subsidiary of Parent has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.  Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by the filing with the Trustee a Board Resolution of the Board of Directors of Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means the applicable Record Date specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by Parent or any Restricted Subsidiary of Parent of Indebtedness incurred in accordance with Section 4.10(b)(i) or (iii) or pursuant to the Coverage Ratio Exception, in each case that does not:

(a)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Parent in connection with such Refinancing); or

(b)           create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) no Subsidiary of the Company that is not an obligor with respect to such Indebtedness being Refinanced shall be an obligor with respect to such Refinancing Indebtedness and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities or the Guarantees, then such Refinancing Indebtedness shall be subordinate to the Securities or the Guarantees, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president, treasurer,

assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.  Unless otherwise indicated, references to Restricted Subsidiaries shall be to Restricted Subsidiaries of Parent, including the Company.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Parent or a Restricted Subsidiary of any assets, whether owned by Parent or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such assets.

“Securities” means the Initial Securities and any Additional Securities (and any Securities issued pursuant to Section 2.07, 2.10, 2.15(d) or 3.06).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securityholder” or “Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.  Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(a)           all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(b)           all Interest Hedging Agreements (and guarantees thereof); and

(c)           all obligations (and guarantees thereof) under Currency/Commodity Hedging Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(a)           any Indebtedness of the Company to Parent or any of its Subsidiaries;

(b)           Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

(c)           obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(d)           Indebtedness represented by Disqualified Equity Interests;

(e)           any liability for taxes owed or owing by the Company;

(f)            that portion of any Indebtedness incurred in violation of Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(g)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(h)           any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Significant Subsidiary”, means (a) any Restricted Subsidiary of Parent that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act or (b) any one or more Restricted Subsidiaries of Parent that (1) are not otherwise Significant Subsidiaries, (2) as to which any event described in Section 6.01 (e), (f) or (g) has occurred and is continuing and (3) would together constitute a Significant Subsidiary under clause (a) of this definition.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Guarantor which are reasonably customary in an accounts receivable securitization transaction.

“Stichting A” means Stichting Administratiekantoor Preferente Aandelen Buhrmann N.V. and its successors.

“Stichting A Continuing Director” means a member of the executive committee of Stichting A on the Issue Date or who became a member of such executive committee subsequent to the Issue Date and who was appointed by a majority of the Stichting A Continuing Directors then on the executive committee of Stichting A.

“Stichting B” means Stichting Preferente Aandelen Buhrmann N.V. and its successors.

“Stichting B Continuing Director” means a member of the executive committee of Stichting B on the Issue Date or who became a member of such executive committee subsequent to the Issue Date and who was appointed by a majority of the Stichting B Continuing Directors then on the executive committee of Stichting B.

“Subsidiary”, with respect to any Person, means:

(a)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(b)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantor” means any Guarantor other than any direct or indirect parent company of the Company.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

“Total Assets” means the total assets of Parent and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of Parent.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to

July 1, 2009; provided, however, that if the period from the redemption date to July 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Securities” means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit B, including, without limitation, the Exchange Securities.

“Unrestricted Subsidiary” of any Person means:

(a)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(b)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary but excluding the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any assets of, Parent or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(a)           Parent certifies to the Trustee that such designation complies with Section 4.11; provided, however, that the Australian Subsidiaries may be designated as Unrestricted Subsidiaries without complying with such covenant if, after giving pro forma effect to such designation, the Parent is able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(b)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any of its Restricted Subsidiaries; provided, however, that Parent and its Restricted Subsidiaries may guarantee Indebtedness incurred by Unrestricted Subsidiaries to the extent permitted by Section 4.11.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(a)           immediately after giving effect to such designation, Parent is able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(b)           immediately before and immediately after giving effect to such designation, no Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

As of the Issue Date, none of the Parent’s Subsidiaries are designated as Unrestricted Subsidiaries.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Guarantor” means any Guarantor that is a Wholly Owned Restricted Subsidiary of Parent.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.                                    Other Definitions.

Term	Defined in Section

“Acceleration Notice”	6.02
“Additional Amounts”	11.03
“Affiliate Transaction”	4.14
“Change of Control Date”	4.09
“Change of Control Offer”	4.09
“Change of Control Payment Date”	4.09
“Company Surviving Entity”	5.01
“Covenant Defeasance”	8.02
“Coverage Ratio Exception”	4.10
“Event of Default”	6.01
“Four Quarter Period”	1.01

“Guarantee Obligations”	11.01
“incur”	4.10
“Judgment Currency”	13.08
“Legal Defeasance”	8.02
“Net Proceeds Offer”	4.13
“Net Proceeds Offer Payment Date”	4.13
“Net Proceeds Offer Trigger Date”	4.13
“Non-Payment Default”	10.02
“Non-US Guarantor”	11.03
“Other Debt”	4.13
“Parent Surviving Entity”	5.01
“Participants”	2.15
“Paying Agent”	2.03
“Payment Blockage Notice”	10.02
“Payment Blockage Period”	10.02
“Payment Default”	10.02
“Physical Securities”	2.01
“Reference Date”	4.11
“Registrar”	2.03
“Relevant Party”	4.14
“Replacement Assets”	4.13
“Restricted Payment”	4.11
“Security Amount”	4.13
“Security Portion of Unutilized Net Cash Proceeds”	4.13
“spot rate of exchange”	13.08
“Surviving Entity”	5.01
“Taxing Jurisdiction”	11.03
“Transaction Date”	1.01
“Unutilized Net Cash Proceeds”	4.13

SECTION 1.03.                                    Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.                                    Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)           the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO

THE SECURITIES

SECTION 2.01.                                    Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall approve the form of the Securities and any notation, legend or endorsement on them.  Each Security shall be dated the date of its issuance and show the date of its authentication.  Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Securities offered and sold in reliance on Rule 144 and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”).

SECTION 2.02.                                    Execution and Authentication.

Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $150,000,000 upon a written order of the Company in the form of an Officers’ Certificate.  In addition, the Trustee shall authenticate Additional Securities from time to time after the Issue Date to the extent otherwise permitted (including, without limitation, under Section 4.10 hereof), in each case upon receipt of a written order of the Company in the form of an Officers’ Certificate.  Additional Securities will be treated as the same series of Securities as the Initial Securities, for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemption and offers to purchase.  Each such Officers’ Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.                                    Registrar and Paying Agent.

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Securities may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Company nor any Affiliate of the Company shall act as Paying Agent.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.                                    Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Ten and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.                                    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                    Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing including the signature of a participant in a Signature Guarantee Medallion Program.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer or an Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry system.

SECTION 2.07.                                    Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Security is an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08.                                    Outstanding Securities.

Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Security (subject to the provisions of Section 2.09).

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.  If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.

If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than Parent or a Subsidiary thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                                    Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Parent, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.                                    Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.  Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

SECTION 2.11.                                    Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures.  Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.  If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                    Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.                                    CUSIP Number.

The Company in issuing the Securities may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14.                                    Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15.                                    Book-Entry Provisions for Global Securities.

(a)           The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16.  In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company, with a copy to the Trustee, within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Security so transferred.

(d)           In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Guarantors shall execute notations of Guarantees on and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e)           Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f)            The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.                                    Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)            the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

(ii)           if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security upon receipt by the Registrar of the Physical Security and (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

(iii)          if the proposed transferor is a Participant seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Securities to be transferred.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)            the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)           if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of the Physical Security and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Registrar shall cancel the Physical Securities so transferred; and

(iii)          if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Securities to be transferred.

(c)           Restrictions on Transfer and Exchange of Global Securities.  Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)           Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been offered pursuant to an effective registration statement under the Securities Act.

(e)           General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                    Notices to Trustee.

If the Company elects to redeem Securities pursuant to Paragraphs 6, 7, 8 or 9 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed.  The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing and except where the Company shall request the Trustee to mail the notice of redemption pursuant to Section 3.03 in which case the Company shall give at least 35 days notice under this Section 3.01), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                    Selection of Securities To Be Redeemed.

In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the Net Cash Proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

SECTION 3.03.                                    Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address.  At the Company’s request, the Trustee shall forward the notice of redemption in the Company’s name and at the Company’s expense.  Each notice for redemption shall identify the Securities (including the CUSIP number) to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)           that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6)           if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)           if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

(8)           the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.04.                                    Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.                                    Deposit of Redemption Price.

On or before 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.                                    Securities Redeemed in Part.

Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                    Payment of Securities.

The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities.  An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Parent or a Subsidiary thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.  Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.                                    Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

SECTION 4.03.                                    Corporate Existence.

Except as otherwise permitted by Article Five, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of Parent and each of its Restricted Subsidiaries; provided, however, that Parent shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of Parent shall determine that the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Parent and its Restricted Subsidiaries taken as a whole (a “Material Adverse Effect”).

SECTION 4.04.            Payment of Taxes and Other Claims.

Parent shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.05.            [Reserved]

SECTION 4.06.            Compliance Certificate; Notice of Default.

(a)           The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year (which on the date hereof is December 31) an Officers’ Certificate signed by the chief executive, chief financial or chief accounting officer stating that a review of the activities of Parent and its Subsidiaries has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)           The annual financial statements delivered pursuant to Section 4.19 shall be accompanied by a written report of Parent’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that any provision of Article Four or Article Five of this Indenture has been violated insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           The Company shall deliver to the Trustee as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07.            [Reserved]

SECTION 4.08.            Waiver of Stay, Extension or Usury Laws.

Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Securities or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.            Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company must offer to purchase all the Securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase.

(b)           Within 35 days following the date upon which a Change of Control occurs (the “Change of Control Date”), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer.  Such notice shall state:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Securities tendered and not withdrawn will be accepted for payment;

(ii)           the purchase price (including the amount of accrued interest) and the payment date (the “Change of Control Payment Date”), which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

(iii)          that any Security not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)           that Holders who tender their Securities in a Change of Control Offer must tender prior to the Change of Control Payment Date;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(vii)         that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

(viii)        the circumstances and relevant facts regarding such Change of Control.

(c)           On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered.  Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof.  For purposes of this Section 4.09, the Trustee shall act as the Paying Agent.  Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company upon written request.

(d)           Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

(i)            (x) repay in full all Indebtedness, and terminate all commitments, under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or prohibit the consummation of the Change of Control Offer or (y) offer to repay in full all Indebtedness, and terminate all commitments, under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer; or

(ii)           obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Securities as provided below.

The Company shall first comply with this Section 4.09(d) before it shall be required to purchase Securities pursuant to this Section 4.09.  The Company’s failure to comply with this Section 4.09(d), and any resulting failure to make a Change of Control Offer as otherwise required above, may (with notice and lapse of time) constitute an Event of Default under Section 6.01(c) but shall not constitute an Event of Default under Section 6.01(b).

(e)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

(f)            The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.10.            Limitation on Incurrence of Additional Indebtedness.

(a)           Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided that if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness, and any Non-Guarantor Restricted Subsidiary may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence of such Indebtedness and all other Indebtedness to be incurred on such date, the Consolidated Fixed Charge Coverage Ratio of Parent is greater than 2.0 to 1.0 (this proviso, the “Coverage Ratio Exception”).

(b)           Section 4.10(a) shall not prohibit any of the following:

(i)            The Securities incurred on the Issue Date and the related Guarantees;

(ii)           Indebtedness of the Company or any Guarantor incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the aggregate of Euro 490 million and $752 million;

(iii)          other Indebtedness of Parent and its Restricted Subsidiaries outstanding on the Issue Date (after giving effect to the repurchase of Existing Notes tendered in the Debt Tender);

(iv)          Interest Hedging Agreements entered into by the Parent or any Restricted Subsidiary for non-speculative pursposes;

(v)           Currency/Commodity Hedging Agreements entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business so long as any such Currency/Commodity Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign sales or operations of the Parent or any Restricted Subsidiary or otherwise related to purchase permitted hereunder from foreign suppliers, (ii) entered into to protect the Parent and/or its Restricted Subsidiaries against fluctuations in the prices of raw materials unused in their business or (iii) entered into to protect the Parent or any of its Restricted Subsidiaries from exposure to adverse movements in foreign exchange;

(vi)          Indebtedness of the Company or any Guarantor to the Company, any Guarantor or any Non-Guarantor Restricted Subsidiary; provided that (a) any such Indebtedness of the Company shall be subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Securities, (b) any such Indebtedness of any Guarantor to any Non-Guarantor Restricted Subsidiary shall be subordinated, pursuant to a written agreement, to such Guarantor’s obligations under this Indenture and its Guarantee and (c) at the first time that any Person other than Parent or any Restricted Subsidiary owns or holds any such Indebtedness or any Person other than the Company or (other than in the case of Indebtedness owed by the Company) any Guarantor holds a Lien in respect of such Indebtedness, the debtor of such Indebtedness shall be deemed to have incurred at such time Indebtedness not permitted by this clause (vi);

(vii)         Indebtedness of any Non-Guarantor Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that (a) any such Indebtedness owed to the Company or any Guarantor shall be unsubordinated and (b) at the first time that any Person other than Parent or any Restricted Subsidiary owns or holds any such Indebtedness or any Person (other than the Company or any Guarantor) holds a Lien in respect of such Indebtedness, such Non-Guarantor Restricted Subsidiary shall be deemed to have incurred at such time Indebtedness not permitted by this clause (vii);

(viii)        obligations incurred in the ordinary course of business in respect of bank overdrafts and with respect to cash management and operating account arrangements; provided that such arrangements are not the functional equivalent of extensions of Indebtedness for borrowed money and so long as all obligations arising in connection with such obligations are extinguished within five Business Days of the date when such obligations arise;

(ix)           Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations in the ordinary course of business;

(x)            Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness incurred in the ordinary course of business, and Refinancings thereof, not to exceed $75.0 million at any one time outstanding;

(xi)           any of Parent’s Preference Shares B issued to Stichting B in accordance with the terms of Parent’s Articles of Association as the terms of Parent’s Preference Shares B thereunder are in effect on the date of this Indenture and in accordance with the put and call arrangements with Stichting B as in effect on the date of this Indenture or, in each case, as thereafter amended in a manner no less favorable to the Holders;

(xii)          Indebtedness of the Parent and the Guarantors used to refinance Parent’s Preference Shares C; provided however, that (a) the maturity date of such Indebtedness is on or after January 1, 2015 and there are no mandatory prepayments prior to such date other than in connection with a change of control, (b) no Default or Event of Default has occurred or would occur as a result of the incurrence of such Indebtedness, (c) after giving effect to the incurrence of such Indebtedness and all other Indebtedness incurred on such date, the Consolidated Leverage Ratio of Parent is not more than 4.5 to 1.0 and (d) any such Indebtedness is pari passu or subordinated to the Securities;

(xiii)         Indebtedness of a Receivables Subsidiary in a Qualified Receivables Transaction, which Indebtedness shall not be guaranteed by or otherwise recourse (other than pursuant to Standard Securitization Undertakings) to Parent or any of its Restricted Subsidiaries or any of their assets (other than such Receivables Subsidiary and its assets);

(xiv)        guarantees by the Company or any Guarantor of any Indebtedness of the Company or any Guarantor that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such Person becomes a Guarantor;

(xv)         Indebtedness of the Company or any Guarantor payable to one or more sellers of any Person acquired by Parent or any Restricted Subsidiary, which Indebtedness shall be unsecured and subordinated, pursuant to a written agreement, to the Company’s or such Guarantor’s obligations under this Indenture and the Securities or such Guarantor’s Guarantee, as the case may be, and Refinancings of such Indebtedness by the Company or any Guarantor, in an aggregate amount not to exceed $100.0 million at any one time outstanding;

(xvi)        Indebtedness in the form of guarantees of Indebtedness of the Australian Subsidiaries of the Parent made by the Issuer or any Guarantor to the extent permitted by Section 4.11;

(xvii)       Indebtedness not for borrowed money arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any assets; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Parent and its Restricted Subsidiaries in connection with such disposition;

(xviii)      Indebtedness consisting of guarantees of loans made by third parties to management for the purpose of permitting management to purchase Equity Interests of Parent, in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(xix)         Refinancing Indebtedness; and

(xx)          additional Indebtedness in an aggregate principal amount not to exceed $150.0 million at any one time outstanding.

(c)           For purposes of determining any particular amount of Indebtedness under this Section 4.10, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.  For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the Sections 4.10(b)(i) through (xx) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Parent shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.10.  Any (1) accrual of interest, (2) accretion or amortization of original issue discount, (3) payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, (4) payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests, (5) change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies, or (6) the reclassification of preferred stock or preference shares as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of this Section 4.10.

SECTION 4.11.            Limitation on Restricted Payments.

(a)           Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Equity Interests of Parent) on or in respect of shares of Parent’s Equity Interests to holders of such Equity Interests;

(ii)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any warrants, options or other rights to purchase or acquire any such Capital Stock;

(iii)          make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor’s Guarantee; or

(iv)          make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(1)           a Default shall have occurred and be continuing; or

(2)           Parent is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)           the aggregate amount of all Restricted Payments including such proposed Restricted Payment (other than any Restricted Payment pursuant to Section 4.11(b)(vi)(y)(b), (vii), (viii), (ix)(i), (x) or (xi)) made subsequent to March 31, 2004 (the amount expended for such purposes, if other than in cash, being the fair market value of such assets) shall exceed the sum of:

(w)          50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Parent from March 31, 2004 through the last day of the fiscal quarter ended immediately preceding the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(x)            100% of the aggregate Net Cash Proceeds or the fair market value of property received by Parent from any Person (other than a Subsidiary of Parent) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Equity Interests of Parent; plus

(y)           without duplication of any amounts included in clause (3)(x) above, 100% of the aggregate Net Cash Proceeds or the fair market value of property of any equity contribution received by Parent (other than from a Subsidiary of Parent); plus

(z)            without duplication, the sum of:

(1)            the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2)            the Net Cash Proceeds or the fair market value of property received by Parent or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of Parent); and

(3)            other than in the case of any redesignation of an Australian Subsidiary, upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.

(b)           Notwithstanding the foregoing, Section 4.11(a) shall not prohibit:

(i)            the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(ii)           the payment of dividends with respect to Parent’s Preference Shares A or Preference Shares B in amounts not greater than the amounts, and not earlier than at the times, required by Parent’s Articles of Association as the terms of the Parent’s Preference Shares A or Preference Shares B thereunder, as the case may be, are in effect on the date of this Indenture or as thereafter amended in a manner no less favorable to the Holders; provided that, in the case of the Preference Shares B, such shares were issued in compliance with Section 4.10(b)(xi);

(iii)          the redemption by Parent of any of its Preference Shares B, at their issue price plus any accrued and unpaid dividends, which shares were issued pursuant to Section 4.10(b)(xi);

(iv)          the redemption by Parent of any of its Preference Shares C, at their issue price plus any accrued and unpaid dividends, out of the Net Cash Proceeds of Indebtedness issued in compliance with Section 4.10(b)(xii);

(v)           any Restricted Payment either (x) solely in exchange for Qualified Equity Interests of Parent or (y) through the application of Net Cash Proceeds of a substantially concurrent sale (other than to a Subsidiary of Parent) of Qualified Equity Interests of Parent;

(vi)          payments on or the acquisition of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor’s Guarantee either (x) solely in exchange for Qualified Equity Interests of Parent or (y) through the application of Net Cash Proceeds of a substantially concurrent sale (other than to a Subsidiary of Parent) of (a) shares of Qualified Equity Interests of Parent or (b) Refinancing Indebtedness;

(vii)         repayment of Indebtedness incurred pursuant to Section 4.10(b)(vi), (vii) or (xv);

(viii)        the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction;

(ix)           pro rata dividends and other distributions on the Capital Stock of any Restricted Subsidiary by such Restricted Subsidiary (i) to Parent or any other Restricted Subsidiary or (ii) to any other Person;

(x)            payments in lieu of fractional shares in an amount not to exceed $200,000 in the aggregate per annum;

(xi)           the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the date of this Indenture; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, could incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception;

(xii)          upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to Section 4.09 (including the purchase of the Securities tendered), any purchase or redemption of subordinated Indebtedness or Capital Stock required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided that (a) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), and (b) the Company could incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception after giving pro forma effect to such Restricted Payment;

(xiii)         additional Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date; and

(xiv)        payments of dividends on Disqualified Equity Interests (to the extent constituting Preferred Stock) issued in accordance with Section 4.10 above;

provided that in the case of clause (ii), (iii), (v), (vi), (vii), (viii) (with respect to Indebtedness of the Company referred to therein), (xii), (xiii), (xiv) or (xv), no Default shall have occurred and be continuing.

SECTION 4.12.            Limitation on Liens.

Parent will not, and will not cause or permit any of the Guarantors to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any assets of Parent or any of the Guarantors whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness (other than Senior Debt or Guarantor Senior Debt) or trade payables, unless:

(1)           in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or the Guarantees, the Securities or the Guarantees, as the

case may be, are secured by a Lien on such assets or proceeds that is senior in priority to such Liens; and

(2)           in all other cases, the Securities are at least equally and ratably secured;

except, for, in either case of clause (1) or (2):

(a)           Liens existing as of the date of this Indenture to the extent and in the manner such Liens are in effect on such date;

(b)           Liens securing the Securities and the Guarantees;

(c)           Liens in favor of Parent or any Restricted Subsidiary;

(d)           Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

(e)           Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness;

(f)            Liens securing Acquired Indebtedness incurred in accordance with Section 4.10; provided that such Liens do not extend to or cover any assets of Parent or any Guarantor other than the assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Parent or a Guarantor and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Parent or a Guarantor;

(g)           Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Indenture and incurred in accordance with the provisions of this Indenture; provided that such Liens: (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (y) do not extend to or cover any assets of Parent or any Guarantor not securing the Indebtedness so Refinanced; and

(h)           Permitted Liens.

SECTION 4.13.            Limitation on Asset Sales.

(a)           Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)            Parent or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(ii)           at least 75% of the consideration received by Parent or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

(iii)          upon the consummation of an Asset Sale, Parent shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(1)           to prepay any Senior Debt or Guarantor Senior Debt or any Indebtedness of the Restricted Subsidiary whose assets were the subject of the Asset Sale if such Restricted Subsidiary is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(2)           to make an investment in (x) assets that replace the assets that were the subject of such Asset Sale or in assets that will be used in the business of Parent and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto or (y) Capital Stock of an entity that holds any such assets (provided that in the case of this clause (y) such investment is permitted by Section 4.11 (collectively, “Replacement Assets”); and/or

(3)           a combination of prepayment and investment permitted by the foregoing clauses (iii)(1) and (iii)(2).

(b)           To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as set forth in Section 4.13(a) (such Net Cash Proceeds, the “Unutilized Net Cash Proceeds”), the Company shall, on the 366th day (the “Net Proceeds Offer Trigger Date”), make an offer to purchase (a “Net Proceeds Offer”), with a copy to the Trustee, not less than 30 nor more than 60 days following such 366th day (the “Net Proceeds Offer Payment Date”), all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Security Portion of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase; provided, however, that the Net Proceeds Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $20.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $20.0 million, shall be applied as required pursuant to this paragraph.

(c)           In the event that any other Indebtedness of the Company that ranks pari passu with the Securities or any other Indebtedness of any Guarantor that ranks pari passu with such Guarantor’s Guarantee (“Other Debt”) requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to a Net Proceeds Offer to offer to purchase such Other Debt and to a Net Proceeds Offer so long as the amount of such Unutilized Net Cash Proceeds applied to purchase the Securities is not less than the Security Portion of Unutilized Net Cash Proceeds.  With respect to any Unutilized Net Cash Proceeds, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the purchase date in respect of the Securities shall be the same as the purchase date in respect of such Other Debt.

(d)           For purposes of this Section 4.13, “Security Portion of Unutilized Net Cash Proceeds” means (1) if no Other Debt is being offered to be purchased, the amount of the Unutilized Net Cash Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Securities tendered pursuant to the Net Proceeds Offer related to such Unutilized Net Cash Proceeds (the “Security Amount”) and the denominator of which is the sum of the Security Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Debt tendered pursuant to a concurrent offer to purchase such Other Debt made at the time of such Net Proceeds Offer.

(e)           With respect to any Net Proceeds Offer effected pursuant to this Section 4.13, to the extent the aggregate principal amount of Securities tendered pursuant to such Net Proceeds Offer exceeds the Security Portion of Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder.

(f)            To the extent the Security Portion of Unutilized Net Cash Proceeds exceeds the aggregate principal amount of Securities tendered by the Holders pursuant to such Net Proceeds Offer, the Company may retain and utilize any portion of the Security Portion of Unutilized Net Cash Proceeds not applied to purchase the Securities for any purpose consistent with the other terms of this Indenture, and such amounts shall thereafter not constitute Unutilized Net Cash Proceeds.

(g)           At any time any non-cash consideration received by Parent or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.13.

(h)           In the event of the Transfer of substantially all (but not all) of the assets of Parent and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01, which transaction does not constitute a Change of Control, the successor or transferee corporation shall be deemed to have sold the assets of Parent and its Restricted Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such assets of Parent and its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section.

(i)            For the purposes of Section 4.13(a)(ii), the following will be deemed to be cash:

(i)            the assumption by the transferee of Indebtedness (other than Subordinated Indebtedness) of the Company or a Guarantor, or Indebtedness of any other Restricted Subsidiary and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale;

(ii)           securities, notes or other obligations received by the Parent or any Restricted Subsidiary of the Parent from the transferee that are promptly converted by the Parent or such Restricted Subsidiary into cash;

(iii)          Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; and

(iv)          consideration consisting of Indebtedness of the Parent or any Restricted Subsidiary which Indebtedness is either repaid in full or cancelled.

(j)            Notwithstanding Sections 4.13(a) and (b), Parent or any of its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with Section 4.13(a) and (b) to the extent that:

(i)            at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(ii)           such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by Parent or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds (to the extent received in the form of cash or Cash Equivalents) subject to Sections 4.13(a) and (b).

(k)           Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(i)            that the Net Proceeds Offer is being made pursuant to this Section 4.13 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in the Net Proceeds Offer exceeds the aggregate amount of Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis;

(ii)           the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law);

(iii)          that any Security not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(v)           that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

(vii)         that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000.  A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer.  Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof.  For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

(l)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

SECTION 4.14.            Limitations on Transactions with Affiliates.

(a)           Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any assets or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under the third paragraph of this covenant below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Parent or such Restricted Subsidiary.

(b)           All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other assets with a fair market value in excess of $10.0 million shall be approved by the Board of Directors of Parent or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  If Parent or any Restricted Subsidiary of Parent enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $25.0 million, Parent or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion from an Independent Financial Advisor that (a) the terms thereof are no less favorable to the Relevant Party than the terms that might reasonably be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Parent or such Restricted Subsidiary or (b) such transaction or series of related transactions are fair to the Relevant Party from a financial point of view, and file such opinion with the Trustee.  “Relevant Party”

means (x) in any transaction involving the Company or any Guarantor, the Company and the Guarantors involved and (y) in any other transaction, the Restricted Subsidiaries involved.

(c)           Section 4.14(a) and (b) shall not apply to:

(i)            reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries as determined in good faith by Parent’s Board of Directors or senior management;

(ii)           transactions exclusively between or among the Parent and/or one or more of its Restricted Subsidiaries;

(iii)          transactions with Parent’s Australian Subsidiaries in the ordinary course of business;

(iv)          any agreement existing on the date of this Indenture or any amendment thereto or replacement thereof or any transaction contemplated thereby so long as any such amendment or replacement agreement is no less favorable in any material respect to the Holders than the original agreement as in effect on the date of this Indenture;

(v)           Restricted Payments permitted by Section 4.11 and Permitted Investments;

(vi)          issuance or sale of Qualified Equity Interests of Parent;

(vii)         transactions effected as part of a Qualified Receivables Transaction;

(viii)        the existence of, or the performance by Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by Parent or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Securities in any material respect; and

(ix)           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to Parent and its Restricted Subsidiaries in the reasonable determination of the Board of Directors of Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.15.            Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Parent to:

(i)            pay dividends or make any other distributions on or in respect of its Capital Stock;

(ii)           make loans or advances or to pay any Indebtedness or other obligation owed to Parent or any of its other Restricted Subsidiaries; or

(iii)          transfer any of its assets to Parent or any of its other Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(a)           applicable law;

(b)           this Indenture;

(c)           customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Parent;

(d)           any instrument existing at the time of acquisition of any Person so acquired and not entered into in connection with, or in anticipation or contemplation of, such Person being acquired, including those governing Acquired Indebtedness, which encumbrances or restrictions are not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(e)           agreements existing on the date of this Indenture, including the Credit Agreement, to the extent and in the manner such encumbrances or restrictions are in effect on the date of this Indenture or as thereafter amended in a manner no less favorable to the Holders;

(f)            restrictions imposed by Indebtedness of the Company or any of the Guarantors ranking pari passu with the Securities or the Guarantees, as applicable; provided such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Securities;

(g)           restrictions imposed by any Senior Debt incurred in accordance with Section 4.10; provided such restrictions are no more restrictive taken as a whole than those imposed by the Credit Agreement as of the Issue Date;

(h)           restrictions imposed by any agreement to sell assets or Equity Interests to any Person pending the closing of such sale relating to such assets or Equity Interests;

(i)            restrictions on transfer contained in Purchase Money Indebtedness incurred not in violation of Section 4.10; provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

(j)            Liens of the type described in clause (iii) above incurred in accordance with Section 4.12;

(k)           customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of Parent or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

(l)            customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(m)          contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of any assets of Parent or any Restricted Subsidiary in any manner material to Parent or any Restricted Subsidiary;

(n)           Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary; or

(o)           an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (k) or (n) above; provided that the encumbrances or restrictions contained in any such Indebtedness are no less favorable to the Holders than the encumbrances or restrictions contained in agreements referred to in such clause (b), (d), (e), (k) or (n), as determined in good faith by the Board of Directors of Parent.

SECTION 4.16.            Additional Subsidiary Guarantees.

(a)           If, after the date of this Indenture, (a) any Restricted Subsidiary becomes an obligor (whether as borrower or guarantor) under the Credit Agreement, or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary,” and such Restricted Subsidiary is an obligor (whether as borrower or guarantor) under the Credit Agreement, then, in any such case, Parent shall cause such Restricted Subsidiary to:

(i)            execute and deliver to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in Article Eleven, and  (ii) a notation of Guarantee set forth in Exhibit E hereto; provided, however, that such Guarantor’s Guarantee may contain limitations substantially consistent with any limitations contained in such Guarantor’s guarantee of Indebtedness under the Credit Agreement; and

(ii)           deliver to the Trustee one or more opinions of counsel that such supplemental indenture (and such Guarantee) (i) has been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) constitutes a valid and legally binding obligation of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms, subject, in the case of clause (ii), to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) in the case of any Restricted Subsidiary organized outside of the United States, such other qualifications as are customary under the laws of its jurisdiction of organization.

(b)           Notwithstanding the foregoing, (x) any Restricted Subsidiary that is not an obligor (whether as borrower or guarantor) with respect to the Credit Agreement shall not be required to become a Guarantor, (y) in the event that a Restricted Subsidiary is a borrower under the Credit Agreement but it is illegal under the laws of any jurisdiction outside the United States for such Restricted Subsidiary to execute an unconditional guarantee, such guarantee shall be limited to the extent that it would be allowed under applicable law and (z) in the event that it is illegal under the laws of any jurisdiction outside the United States for a Restricted Subsidiary to become a Guarantor, such Restricted Subsidiary shall not be required to become a Guarantor.

SECTION 4.17.            Limitation on Preferred Stock of Non-Guarantors.

Parent will not cause or permit any of its Restricted Subsidiaries that is not the Company or a Guarantor to issue any Preferred Stock (other than to the Company, Parent or a Wholly Owned Guarantor) or permit any Person (other than the Company, Parent or a Wholly Owned Guarantor) to own any Preferred Stock of any Restricted Subsidiary of Parent that is not the Company or a Guarantor.

SECTION 4.18.            Prohibition on Incurrence of Senior Subordinated Debt.

Parent will not, and will not cause or permit the Company or any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Guarantor’s Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.19.            Reports to Holders.

(a)           Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, Parent will file with the Commission, and furnish, or caused to be furnished to the Holders, copies of:

(i)            all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-K and 10-Q (or successor forms) if Parent were required to file such reports (or Forms 20-F and 6-K (or successor forms) if Parent would qualify as a “foreign private issuer” as defined in Rule 405 under the Securities Act), which, in the case of annual reports, shall include a report thereon by Parent’s certified independent accounts; and

(ii)           all current reports that would be required to be filed with the Commission on Form 8-K (or successor form) if Parent were required to file such reports (or Form 6-K (or successor form) if Parent would qualify as a “foreign private issuer” as defined in Rule 405 under the Securities Act), in each case within 15 days of the time periods specified for filing of such reports in the Commission’s rules and regulations.

(b)           In addition, for so long as any Securities remain outstanding, Parent will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.            Merger, Consolidation and Sale of Assets.

(A)          Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent’s assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless:

(1)           either:

(a)           Parent shall be the surviving or continuing corporation; or

(b)           the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the “Parent Surviving Entity”):

(x)            shall be a corporation or limited liability company (or its equivalent thereof under foreign law) organized and validly existing under the laws of The Netherlands, England or the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of Parent on its Guarantee and the performance of every covenant of Parent’s Guarantee, this Indenture and the Registration Rights Agreement on the part of Parent to be performed or observed;

(2)           unless such transaction is with a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause (A)(1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent or the Parent Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (A)(1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and

(4)           Parent or the Parent Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Five and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.

Upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, this Indenture and the Registration Rights Agreement with the same effect as if such Parent Surviving Entity had been named as such.

(B)           The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of the Company to Transfer) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless:

(1)           either:

(a)           the Company shall be the surviving or continuing corporation; or

(b)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Transferee of such assets (the “Company Surviving Entity”):

(x)            shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)           unless such transaction is with Parent or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause (B)(1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent could satisfy the provisions of paragraph (A)(2) above;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (B)(1)(b)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Five and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of the Company.

Upon any consolidation or merger in which the Company is not the continuing corporation or any Transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the Company Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities, this Indenture and the Registration Rights Agreement with the same effect as if such Company Surviving Entity had been named as such.

(C)           No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless:

(1)           either:

(a)           such Guarantor shall be the surviving or continuing corporation; or

(b)           the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of such Guarantor on its Guarantee and the performance of every covenant of such Guarantor’s Guarantee, this Indenture and the Registration Rights Agreement on the part of such Guarantor to be performed or observed;

(2)           unless such transaction is with Parent or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause

(C)(1)(b) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent could satisfy the provisions of paragraph (A)(2) above;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (C)(1)(b) above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and

(4)           Parent shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Five and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

The requirements of this paragraph (C) shall not apply to (x) a consolidation or merger of any Guarantor with and into the Company or any Guarantor, so long as the Company or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with Section 4.13.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.            Events of Default.

The following events are defined as “Events of Default”:

(a)           the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten or Article Twelve);

(b)           the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten or Article Twelve);

(c)           a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after Parent receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Securities (except in the case of a default under Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Parent or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness

(which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $25.0 million or more at any time;

(e)           one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against Parent, the Company or any of Parent’s Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(f)            the Company, Parent or any of Parent’s Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a Custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

(g)           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, Parent or any of Parent’s Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, Parent or any of Parent’s Significant Subsidiaries, (ii) appoint a Custodian of the Company, Parent or any of Parent’s Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)           (x) the Guarantee of Parent or any Significant Subsidiary ceases to be in full force and effect (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture), is declared to be null and void and unenforceable or is found to be invalid, or (y) any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture).

SECTION 6.02.            Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to Parent or the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(x)            shall become immediately due and payable; or

(y)           if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in either clause (f) or (g) above with respect to Parent or the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences:

(a)           if the rescission would not conflict with any judgment or decree;

(b)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)           in the event of the cure or waiver of an Event of Default of the type set forth in Section 6.01(f) or (g), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.            Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Sections 6.01(a) or (b).  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  When a Default is waived, it is cured and ceases.

SECTION 6.05.            Control by Majority.

The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.            Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

(e)           during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.            Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.            Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.            Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.            Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

Third:  to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

Fourth:  to the Company or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.            Duties of Trustee.

(a)           If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of a Default or an Event of Default:

(i)            The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.            Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company.

(h)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)            The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)            the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.            Notice of Default.

If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Securityholder notice of the uncured Default within 60 days after such Default occurs.  Except in the case of a Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.            Reports by Trustee to Holders.

Within 60 days after each June 15, beginning with June 15, 2005, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.            Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, the Holders or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the

Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  The Company may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.  The obligations of the Company and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Article Twelve except assets or money held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.            Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.            Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.            Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11.            Preferential Collection of Claims Against Company.

The Trustee, in its capacity as Trustee hereunder shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.            Termination of the Company’s Obligations.

This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

(a)           either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable or will become due and payable within one (1) year hereunder;

(b)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt or Guarantor Senior Debt pursuant to the provisions of Article Ten or Twelve, as the case may be;

(c)           no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Indenture, the Credit Agreement, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound;

(d)           the Company shall have paid all other sums payable by it hereunder; and

(e)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the satisfaction and discharge of the Company’s obligations under the Securities and this Indenture have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Securities are no longer outstanding, only the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.            Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

(b)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities (including the Security Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of premium, if any, and interest on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Article Two and Section 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (iv) this Article Eight.  Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (except to the extent relating to Parent or the Company), 4.04, 4.05, 4.07, 4.09 through 4.19 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities (including the Security Guarantees) shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities and Security Guarantees, the Company and each of the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

SECTION 8.03.            Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations or a combination thereof which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)           in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(e)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.03(b) need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04.            Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.  The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.            Repayment to the Company.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.            Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.            Without Consent of Holders.

Subject to Section 9.03, the Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Securityholder:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(c)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)           to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

(e)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

(f)            to add or release any Guarantor pursuant to the terms of this Indenture;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.            With Consent of Holders.

(a)           Subject to Sections 6.07 and 9.03, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees, without notice to any other Securityholders.  Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance with any provision of this Indenture, the Securities or the Guarantees without notice to any other Securityholders.

(b)           Notwithstanding Section 9.02(a), without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(i)            reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(ii)           reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Securities;

(iii)          reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

(iv)          make any Securities payable in money other than that stated in the Securities;

(v)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults; or

(vi)          modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee, in a manner which adversely affects the Holders.

(c)           Notwithstanding Section 9.02(a), without the consent of Holders of 75% of the aggregate principal amount of the Securities outstanding, no amendment may release Parent or any Guarantor that is a Significant Subsidiary of Parent from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

(d)           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.            Effect on Senior Debt.

No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under the subordination provisions of this Indenture or applicable to the Guarantees (including without limitation the provisions of Articles Ten and Twelve hereof) without the consent of such holder.

SECTION 9.04.            Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.05.            Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.  The Company shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (vi) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06.            Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee.  The Company shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.            Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms.  Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN

SUBORDINATION OF SECURITIES

SECTION 10.01.          Securities Subordinated to Senior Debt.

Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter incurred).  Notwithstanding the foregoing, payments and distributions made relating to the Securities from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt or Guarantor Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or Article Twelve of this Indenture.

This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02.          Suspension of Payment When Senior Debt Is in Default.

(a)           If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a “Payment Default”), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Securities or to acquire any of the Securities for cash or property or otherwise until the date on which all Payment Defaults shall have been cured or waived or cease to exist or such Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents.

(b)           If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a “Non-payment Default”) and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 180th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Debt have been cured or waived or cease to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Securities or (y) acquire any of the Securities for cash or property or otherwise.  Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days.  For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(c)           The foregoing Section 10.02(a) and (b) shall not apply to payments and distributions made relating to the Securities from the trust established pursuant to Article Eight, so long as (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt or Guarantor Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten when made.

(d)           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.  The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

SECTION 10.03.          Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

(a)           Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Securities, or for the acquisition of any of the Securities for cash or property or otherwise.  Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)           To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

(c)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)           The consolidation of the Company with, or the merger of the Company with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company’s obligations hereunder in accordance with Article Five hereof.

SECTION 10.04.          Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03).  The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05.          Holders To Be Subrogated to Rights of Holders of Senior Debt.

Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06.          Obligations of the Company Unconditional.

Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07.          Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.  Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.  The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08.          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.          Trustee’s Relation to Senior Debt.

The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10.          Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11.          Securityholders Authorize Trustee To Effectuate Subordination of Securities.

Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.          This Article Ten Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13.          Trustee’s Compensation Not Prejudiced.

Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE ELEVEN

GUARANTEE OF SECURITIES

SECTION 11.01.          Unconditional Guarantee.

Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder:  (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and (z) the due and punctual payment and performance of all other obligations of the Company and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee.  This Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

SECTION 11.02.          Limitations on Guarantees.

The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantor Senior Debt) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other

Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 11.03.          Additional Amounts.

(a)           All payments made by any Guarantor which is not formed or incorporated under the laws of the United States or any State thereof (each a “non-US Guarantor”) under or with respect to such non-US Guarantor’s Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within the Netherlands, or within any other jurisdiction in which such non-US Guarantor is organized or engaged in business for tax purposes, unless such non-US Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If any non-US Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Netherlands, or within any other jurisdiction in which such non-US Guarantor is organized or engaged in business for tax purposes (any of the aforementioned being a “Taxing Jurisdiction”), from any payment made under or with respect to the Guarantee of such non-US Guarantor, such non-US Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1)           any Tax imposed by the United States or by any political subdivision or taxing authority thereof or therein;

(2)           any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a Security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Security, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of the execution, delivery, registration or enforcement of such Security);

(3)           any estate, inheritance, gift, sales excise, transfer or personal property tax or similar tax, assessment or governmental charge, subject to the last paragraph of this Section 11.03;

(4)           any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the Guarantee of such Security;

(5)           any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Security or beneficial owner of any payment on the Guarantee of such Security had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Security or any payment on such Security (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or Filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, Holders at that time have been notified by such Guarantor or any other person through whom payment may be made that a declaration of non-residence or other claim or Filing for exemption or such compliance is required to be made);

(6)           any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30-day period);

(7)           any payment under or with respect to a Security to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment, or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security;

(8)           any note where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, that Directive; or

(9)           any combination of items (1) through (8) above.

(b)           The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to a non-US Guarantor.

(c)           Each applicable non-US Guarantor will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  Each applicable non-US Guarantor will furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to such non-US Guarantor, such other documentation that provides reasonable evidence of such payment by such non-US Guarantor.  Copies of such receipts or other documentation will be made available to the Holders or the paying agents, as applicable, upon request.

(d)           At least 30 days prior to each date on which any payment under or with respect to any Security is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if any non-US Guarantor will be obligated to pay Additional Amounts with respect to such payment, such non-US Guarantor will deliver to the Trustee and the paying agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and paying agent to pay such Additional Amounts to Holders of such Securities on the payment date.  Each Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters.

(e)           Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The non-US Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of their respective Guarantees of the Securities, this Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside the United States in which any non-US Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a paying agent is located, and the non-US Guarantors will agree to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

SECTION 11.04.          Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto shall be endorsed on each Security authenticated and delivered by the Trustee.  Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05.          Release of a Guarantor.

(a)           Any Guarantee by a Restricted Subsidiary will be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(i)            any Transfer (including by consolidation or merger) to any Person which is not a Guarantor of all of the Capital Stock held by Parent or any Restricted Subsidiary in, or all or substantially all of the assets of, such Restricted Subsidiary made in compliance with Section 4.13; or

(ii)           the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.11 and the definition of “Unrestricted Subsidiary”; or

(iii)          the release of such Guarantor from its guarantee of the Credit Agreement.

The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Company or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06.          Waiver of Subrogation.

Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.          Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08.          No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09.          Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10.          Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full.  Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11.          Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 11.12.          Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Company or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13.          Guarantee Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)           any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)           any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

(c)           any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Securities or any Guarantee, or to give notice thereof to a Guarantor;

(d)           the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)           the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)            any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(g)           any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(h)           any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(i)            the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

(j)            any other circumstance, including release of the Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

SECTION 11.14.          Waiver.

Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 11.15.          No Obligation To Take Action Against the Company.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.16.          Dealing with the Company and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)           grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)           take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)           release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d)           accept compromises or arrangements from the Company;

(e)           apply all monies at any time received from the Company or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17.          Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18.          Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19.          Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 11.20.          Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.21.          No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22.          Survival of Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 11.23.          Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.24.          Severability.

Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.25.          Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE TWELVE

SUBORDINATION OF GUARANTEE

SECTION 12.01.          Guarantee Obligations Subordinated to Guarantor Senior Debt.

Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its Guarantee is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor (including the Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter incurred).  Notwithstanding the foregoing, payments and distributions made relating to the Securities from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt or Guarantor Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of Article Ten or this Article Twelve.

This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02.          Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default.

(a)           If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Obligations in respect of the Guarantee or to acquire any of the Securities for cash or property or otherwise and until such Payment Default shall have been cured or waived or ceases to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents.

(b)           During any Payment Blockage Period (as determined in accordance with Section 10.02(b), including the limitations set forth therein), neither any Guarantor nor any other Person on any Guarantor’s behalf shall (x) make any payment of any kind or character with respect to any Guarantee or (y) acquire any of the Securities for cash or property or otherwise.

(c)           The foregoing Section 12.02(a) and (b) shall not apply to payments and distributions made relating to the Securities from the trust established pursuant to Article Eight, so long as (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt or Guarantor Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of Article Ten this Article Twelve or Article II of any German Guarantee when made.

(d)           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.  The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

SECTION 12.03.     Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Guarantor.

(a)           Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations relating to any Guarantee or for the acquisition of any of the Securities for cash or property or otherwise.  Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

(b)           To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Twelve, with any turnover of payments as otherwise calculated pursuant to this Article Twelve to be made as if no such diminution had occurred.

(c)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(d)           The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor hereunder in accordance with Article Five.

SECTION 12.04.          Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 12.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.02 and/or 12.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.02 and Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 12.05.          Holders of Guarantee Obligations To Be Subrogated to Rights of Holders of Guarantor Senior Debt.

Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of Guarantee Obligations of any Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

SECTION 12.06.          Guarantee Obligations of the Guarantors Unconditional.

Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

SECTION 12.07.          Notice to Trustee.

Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.  Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.  The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 12.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.08.          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09.          Trustee’s Relation to Guarantor Senior Debt.

The Trustee and any agent of a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10.     Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt.

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.11.          Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.

Each Holder of Guarantee Obligations by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee

Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.          This Article Twelve Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13.          Trustee’s Compensation Not Prejudiced.

Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.          TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 13.02.          Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or a Guarantor:

c/o Buhrmann N.V.
Hoogoorddreef 62
1101 BE Amsterdam ZO
PO Box 23456
1100 DZ Amsterdam
The Netherlands
Attention:  General Counsel

Telephone:  +31-20-651-1111
Facsimile:  +31-20-651-1003

with a copy to:

Latham & Watkins
99 Bishopsgate
London, England  EC2M 3XF
Attention:  Alexander F. Cohen

Telephone:  +44-207-710-1000
Facsimile:  +44-207-374-4460

if to the Trustee:

The Bank of New York
101 Barclay Street 8W
New York, NY  10286
Attention:  Corporate Trust Trustee Administration

Re:  Buhrmann US Inc.

Telephone:  (212) 815-5498
Facsimile:  (212) 815-5707

Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.          Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 13.04.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a)           an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the

Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 13.05.          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.          Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.          Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company and each Guarantor (i) acknowledges that it has, by separate written instruments, designated and appointed CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (“CT Corporation”) (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York or brought under foreign, federal or state securities laws, and represents and warrants that CT Corporation has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation and written notice of said service to the Company or such Guarantor in accordance with Section 13.02 shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit or proceeding.  Each of the Company and each Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect for as long as any of the Securities remain outstanding (subject to the limitation set forth in clause (i)); provided, however, that the Company or any Guarantor may, and to the extent CT Corporation ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 13.07 that

(i) maintains an office located in the Borough of Manhattan, City of New York, State of New York, and (ii) is either (x) United States counsel for the Company or any Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business.  Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Company or such Guarantor owns or leases property or assets, (ii) the United States or the State of New York or (iii) the Netherlands or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Indenture or any of the Securities or actions to enforce judgments in respect of any thereof, each of the Company or such Guarantor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 13.08.          Judgment Currency.

Each of the Company and each Guarantor hereby agrees to indemnify each of the Holders and the Trustee against any loss incurred by such person as a result of any judgment or order being given or made against the Company or such Guarantor for any U.S. dollar amount due under this Indenture and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party.  The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

SECTION 13.09.          Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 13.10.          Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES (OTHER THAN ANY GERMAN GUARANTEES) WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.11.          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12.          No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of Parent or any of its subsidiaries shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.13.          Successors.

All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.14.          Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.15.          Severability.

In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

BUHRMANN US INC.,
as Issuer

By:
Name:
Title:

BUHRMANN N.V.,
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

FOR AND ON BEHALF OF EACH OF THE GUARANTORS IDENTIFIED ON SCHEDULE I HERETO, as Guarantors

By:
Name:
Title:

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

S-1

SCHEDULE 1

Additional Guarantors

U.S. Guarantors

1.	ASAP Software Express, Inc.
2.	BTOP USA Corp.
3.	BTOPI Holding (U.S.)
4.	Buhrmann Swaps, Inc.
5.	Corporate Express Document & Print Management, Inc.
6.	Corporate Express Office Products, Inc.
7.	CE Philadelphia Real Estate, Inc.
8.	Corporate Express Promotional Marketing, Inc.
9.	Corporate Express Real Estate,Inc.
10.	Corporate Express of Texas, Inc.
11.	Corporate Express, Inc.
12.	License Technologies Group, Inc.
13.	Moore Labels, Inc.

Dutch Guarantors

1.	Buhrmann Financieringen B.V.
2.	Buhrmann Fined B.V.
3.	Buhrmann II B.V.
4.	Buhrmann International B.V.
5.	Buhrmann Nederland B.V.
6.	Buhrmann Nederland Holding B.V.

SC-1

7.	Tetterode-Nederland B.V.
8.	Veenman B.V. (formerly known as Corporate Express Document Automatisering B.V.)
9.	Buhrmann Office Products Nederland B.V.

Belgian Guarantors

Buhrmann Europcenter N.V.

Luxembourg Guarantors

Buhrmann Luxembourg S.A.R.L.

SC-2

EXHIBIT A

BUHRMANN US INC.
8¼% Senior Subordinated Notes 2014

CUSIP No.
No.	$

BUHRMANN US INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of                            on July 1, 2014.

Interest Payment Dates: July 1 and January 1, commencing January 1, 2005.

Record Dates:  June 15 and December 15.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

BUHRMANN US INC.

By:
Name:
Title:

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 8¼% Senior Subordinated Notes due 2014 described in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

BUHRMANN US INC.

8¼% Senior Subordinated Notes 2014

1.             Interest.

BUHRMANN US INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semi-annually on July 1 and January 1 of each year (the “Interest Payment Date”), commencing January 1, 2005.  Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 2004.  Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.             Indenture.

The Company issued the Securities under an Indenture, dated as of July 1, 2004 (the “Indenture”), among the Company, Buhrmann N.V. and the other Guarantors named therein, and the Trustee.  This Security is one of a duly authorized issue of Securities of the Company designated as its 8¼% Senior Subordinated Notes due 2014 (the “Securities”).  The Securities are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.

5.             Subordination.

The payment of all Obligations on or relating to the Securities is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company (including all Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter incurred).  Notwithstanding the foregoing, payments and distributions made from the trust established pursuant to the provisions described in Article Eight shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described in Article Eight and did not violate the subordination provisions when they were made.

6.             Optional Redemption.

Except as set forth in Paragraphs 7, 8 and 9 the Securities are not redeemable before July 1, 2009.  Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below:

Year	Percentage
2009	104.125%
2010	102.750%
2011	101.375%
2012 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest on the Securities redeemed.

7.             Optional Redemption upon Equity Offerings.

At any time, or from time to time, on or prior to July 1, 2007, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Securities issued under the Indenture at a redemption price of 108.25% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

(a)           at least 65% of the principal amount of Securities issued under the Indenture remains outstanding immediately after any such redemption; and

(b)           the Company gives notice of such redemption not more than 60 days after the consummation of any such Equity Offering.

8.             Make-Whole Optional Redemption.

On or prior to July 1, 2009, the Company may also redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ prior notice to Holders, at a redemption price equal to

100% of the principal amount of Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holder on the relevant record date to receive interest due on the relevant interest payment date.

Neither the Company nor the Parent is prohibited, however, from acquiring Securities by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

9.             Redemption of Securities for Changes in Withholding Taxes.

The Company may, at its option, redeem all, but not less than all, of the then outstanding Securities at a redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest thereon to the redemption date.  This redemption applies only if at such time any non-US Guarantor is then making payments to the Holders of the Securities pursuant to its Guarantee of the Securities and as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of the Netherlands or any other jurisdiction in which any non-US Guarantor is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor person to such non-US Guarantor, of the jurisdiction in which such successor person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor person to such non-US Guarantor, the date on which such successor person became such pursuant to the applicable provisions of the Indenture), that a non-US Guarantor becomes or will become obligated to pay Additional Amounts on the next date on which any amount would be payable with respect to its Guarantee of the Securities and such non-US Guarantor determines in good faith that (x) such Additional Amounts would be material and (y) such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made (including by making the payment through the Company)) by the use of reasonable measures available to such non-US Guarantor.

No such notice of redemption may be given earlier than 90 days prior to the earliest date on which a non-US Guarantor would be obligated to pay such Additional Amounts were a payment in respect of its Guarantee of the Securities then due or later than 180 days after such amendment or change referred to in the preceding paragraph.  At the time such notice of redemption is given, such obligation to pay such Additional Amount must remain in effect.  Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an opinion of counsel qualified under the laws of the relevant jurisdiction to the effect that the applicable non-US Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

10.           Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address.  No Securities of a principal amount of $1,000 or less shall be redeemed in part.  If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Securities only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).  On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

11.           Change of Control Offer.

Upon the occurrence of a Change of Control, and subject to certain conditions as described in Section 4.09 of the Indenture, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

12.           Limitation on Asset Sales.

The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

13.           Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

14.           Persons Deemed Owners.

A registered Holder shall be treated as the owner of a Security for all purposes.

15.           Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

16.           Discharge Prior to Redemption or Maturity.

The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

17.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not in any material respect adversely affect the rights of any Holder of a Security.

18.           Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of Parent and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of Parent, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

19.           Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults if it determines that withholding notice is in their interest.

20.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with Parent, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.           No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of Parent or any of its Subsidiaries shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

22.           Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

23.           Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.           Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

25.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

26.           Registration Rights.(a)

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a [  ]% Senior Subordinated Note due 2014 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Security.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

27.           Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

28.           Guarantees.

This Security will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of, and the subordination provisions applicable to, the Guarantors, the Trustee and the Holders.

(a)           Not applicable to Form of Exchange Securities.

The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.  Requests may be made to:  c/o BUHRMANN N.V., Hoogoorddreef 62, 1101 BE Amsterdam ZO, P.O. Box 23456, 1100 DZ Amsterdam, The Netherlands, Attention: Office of General Counsel.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                               agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on
the other side of this Security)

Signature Guarantee:	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 1, 2006 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)           to the Company or a subsidiary thereof; or

(2)           pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)           to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)           outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)           pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)               pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)               pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

[       ]      The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive
officer

2

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 [      ] Section 4.13 [       ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

3

EXHIBIT B

FORM OF LEGENDS

Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO DESIRES) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Security authenticated and delivered hereunder shall also bear the following legend:

B-1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2

EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

[             ], [    ]

The Bank of New York
101 Barclay Street 8W
New York, NY  10286

Ladies and Gentlemen:

In connection with our proposed purchase of 8¼% Senior Subordinated Notes due 2014 (the “Notes”) of BUHRMANN US INC., a Delaware corporation (the “Company”), we confirm that:

1.             We have received a copy of the Offering Memorandum (the “Offering Memorandum”), dated June 28, 2004, relating to the Securities and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

2.             We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the “Indenture”) as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.

3.             We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

4.             We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Notice to Investors” of the Offering Memorandum.

5.             We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

6.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.             We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

EXHIBIT D

Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

[           ], [    ]

The Bank of New York
101 Barclay Street 8W
New York, NY  10286

Re:	Buhrmann US Inc. (the “Company”) 8¼% Senior Subordinated Notes
due 2014 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[        ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)            the offer of the Securities was not made to a person in the United States;

(2)            either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)            no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)            we have advised the transferee of the transfer restrictions applicable to the Securities.

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

D-1

EXHIBIT E

SENIOR SUBORDINATED GUARANTEE

For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 1, 2004, among Buhrmann US Inc., a Delaware corporation, as issuer (the “Company”), Buhrmann N.V. and the other Guarantors named therein and The Bank of New York, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

No stockholder, officer, director, employee or incorporator, as such, past, present, or future, of any Guarantor shall have any personal liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

This Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Twelve of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

E-1

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:

[ ]

By:
Name:
Title:

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

E-2